Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS

FISCAL 2023 Q2 HIGHLIGHTS

•Net sales of $961.6 million increased 11.5% YoY, 11 percentage points above the Industrial Production (IP) Index
•Operating income of $114.3 million, or $117.2 million adjusted to exclude acquisition-related costs, share reclassification proposal costs and restructuring and other costs1
•Operating margin of 11.9%, or 12.2% excluding the adjustments described above1
•Diluted EPS of $1.41 vs. $1.25 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.45 vs. $1.29 in the prior fiscal year quarter1
•Repurchased over 150,000 shares during the quarter at an average purchase price per share of $81.76

MELVILLE, NY and DAVIDSON, NC, APRIL 4, 2023 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2023 second quarter ended March 4, 2023.

Financial Highlights[2]	FY23 Q2		FY22 Q2		Change	FY23 YTD		FY22 YTD		Change
Net Sales	$961.6		$862.5		11.5%	$1,919.4		$1,711.1		12.2%
Income from Operations	$114.3		$97.2		17.6%	$230.3		$187.9		22.6%
Operating Margin	11.9%		11.3%			12.0%		11.0%
Net Income Attributable to MSC	$79.1		$69.9		13.2%	$160.5		$136.0		18.0%
Diluted EPS	$1.41	(3)	$1.25	(4)	12.8%	$2.86	(3)	$2.43	(4)	17.7%

Adjusted Financial Highlights [2]	FY23 Q2		FY22 Q2		Change	FY23 YTD		FY22 YTD		Change
Net Sales	$961.6		$862.5		11.5%	$1,919.4		$1,711.1		12.2%
Adjusted Income from Operations [1]	$117.2		$100.3		16.8%	$235.4		$196.3		19.9%
Adjusted Operating Margin [1]	12.2%		11.6%			12.3%		11.5%
Adjusted Net Income Attributable to MSC [1]	$81.3		$72.3		12.5%	$164.3		$142.2		15.5%
Adjusted Diluted EPS [1]	$1.45	(3)	$1.29	(4)	12.4%	$2.93	(3)	$2.54	(4)	15.4%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.0 million and 56.1 million diluted shares outstanding for FY23 Q2 and FY23 YTD, respectively.
[4] Based on 56.0 million and 55.9 million diluted shares outstanding for FY22 Q2 and FY22 YTD, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “We delivered a strong second quarter as successful execution across our initiatives continues to produce results. We delivered average daily sales growth approximately 11 percentage points higher than the IP Index and double-digit average daily sales growth for the fourth consecutive quarter. Looking ahead, we expect our outperformance against the IP Index to continue as we execute across our five growth drivers and take share by leveraging technical expertise to create operational benefits across our customer base.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "Our performance this quarter was bolstered by the changes we are making to leverage company specific growth. Productivity was strong once again, which led to operating margin expansion as benefits from our Mission Critical initiatives continue to mitigate ongoing headwinds. Looking to the future, we have reoriented our category management focus to improve product and supplier assortment and streamline our cost position. We expect to begin seeing early benefits in late fiscal 2023 with most of the benefits materializing in fiscal 2024.

Gershwind concluded, “As we move into the back half of our fiscal 2023, there is growing momentum inside MSC which has us all excited about our future. The marketplace in which we operate has attractive dynamics and a significant total addressable market to support continued expansion. Our primary growth drivers and strong balance sheet highlight our competitive advantages to remain flexible in any operating environment with a long-term focus.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	2

Mission Critical Update

We continued to make progress on each of our Mission Critical growth initiatives during the fiscal 2023 second quarter.

Solidify Metalworking
a.Over 150 metalworking and specialty sales experts driving customer productivity
b.Technical expertise fueled new customer wins in high growth end markets like Aerospace and Medical
Leverage Portfolio Strength
a.Class C consumable product category net sales grew low teens year over year in FY23 Q2
Expand Solutions (Vending, In-Plant and Vendor Managed Inventory)
a.Vending signings strong; vending machine net sales grew mid-teens and represent 15% of total Company net sales
b.In-Plant signings strong; In-Plant net sales grew nearly 20% and represent over 12% of total Company net sales
c.Total Solutions net sales represent over 56% of total Company net sales
Grow E-Commerce
a.E-Commerce net sales grew low teens year over year in FY23 Q2 and reached 62% of total Company net sales
Diversify Customers and End Markets
a.Public Sector, driven by both federal and state government contract wins, grew 20% year over year in FY23 Q2

Balance Sheet, Liquidity and Capital Allocation
a.Floating/fixed rate debt ratio now at 45/55
b.Top two priorities remain investing in the business and returning cash to shareholders through ordinary dividends
c.Next two priorities are tuck-in acquisitions and share buybacks
d.Share buybacks on hold pending share reclassification proposal

Fiscal 2023 Full Year Financial Outlook
Adjusted Operating Margin[1]	12.7%-13.3%
ADS Growth (YoY)	5.0%-9.0%
Gross Margins	40-70 bps YoY contraction
Depreciation and Amortization Expense	$77M-$82M
Interest and Other Expense	$33M-$38M
Operating Cash Flow Conversion[2]	>100%
Additional Mission Critical Savings	$15M+
•Current net sales growth tracking to middle to high end of range
•Recently acquired companies expected to dilute gross margins by 40 to 50 bps and operating margins by ~30 bps
•Overall, gross margins expected to be higher in back half of fiscal year
•Adjusted operating expense as a percentage of net sales expected to improve in the back half of the year
•Adjusted operating margin tracking to middle of range

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules of this release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2023 second quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until May 4, 2023. The Company’s reporting date for fiscal 2023 third quarter results is scheduled for June 29, 2023.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	3

Contact Information
Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(336) 817-2131

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.2 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of approximately 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high and rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the potential impact of the COVID-19 pandemic on our sales, operations and supply chain; the retention of key personnel; the credit risk of our customers, higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions or global geopolitical conditions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the interest rate uncertainty due to the London InterBank Offered Rate (LIBOR) reform; the failure to comply with applicable environmental, health and safety laws and regulations, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; and the significant control that our principal shareholders exercise over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 4, 2023	September 3, 2022
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$49,615	$43,537
Accounts receivable, net of allowance for credit losses	412,687	687,608
Inventories	747,470	715,625
Prepaid expenses and other current assets	104,996	96,853
Total current assets	1,314,768	1,543,623
Property, plant and equipment, net	298,664	286,666
Goodwill	718,179	710,130
Identifiable intangibles, net	117,865	114,328
Operating lease assets	64,299	64,780
Other assets	10,680	9,887
Total assets	$2,524,455	$2,729,414
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$275,758	$325,680
Current portion of operating lease liabilities	19,174	18,560
Accounts payable	207,553	217,378
Accrued expenses and other current liabilities	142,796	164,326
Total current liabilities	645,281	725,944
Long-term debt including obligations under finance leases	273,941	468,912
Noncurrent operating lease liabilities	46,583	47,616
Deferred income taxes and tax uncertainties	124,659	124,659
Total liabilities	$1,090,464	$1,367,131
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	49	48
Class B Common Stock	9	9
Additional paid-in capital	824,268	798,408
Retained earnings	725,826	681,292
Accumulated other comprehensive loss	(20,437)	(23,121)
Class A treasury stock, at cost	(108,781)	(106,202)
Total MSC shareholders’ equity	1,420,934	1,350,434
Noncontrolling interest	$13,057	$11,849
Total shareholders’ equity	1,433,991	1,362,283
Total liabilities and shareholders’ equity	$2,524,455	$2,729,414

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 4, 2023	February 26, 2022	March 4, 2023	February 26, 2022
Net sales	$961,632	$862,522	$1,919,377	$1,711,069
Cost of goods sold	564,937	496,247	1,124,883	992,198
Gross profit	396,695	366,275	794,494	718,871
Operating expenses	280,630	265,973	560,325	522,554
Restructuring and other costs	1,783	3,134	3,877	8,417
Income from operations	114,282	97,168	230,292	187,900
Other income (expense):
Interest expense	(5,956)	(3,617)	(12,875)	(7,345)
Interest income	151	21	251	40
Other (expense) income, net	(2,299)	91	(3,639)	(322)
Total other expense	(8,104)	(3,505)	(16,263)	(7,627)
Income before provision for income taxes	106,178	93,663	214,029	180,273
Provision for income taxes	26,863	23,509	53,502	43,862
Net income	79,315	70,154	160,527	136,411
Less: Net income attributable to noncontrolling interest	175	223	73	413
Net income attributable to MSC Industrial	$79,140	$69,931	$160,454	$135,998
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.42	$1.25	$2.87	$2.44
Diluted	$1.41	$1.25	$2.86	$2.43
Weighted average shares used in computing net income per common share:
Basic	55,880	55,799	55,885	55,664
Diluted	56,001	55,971	56,074	55,945

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 4, 2023	February 26, 2022	March 4, 2023	February 26, 2022
Net income, as reported	$79,315	$70,154	$160,527	$136,411
Other comprehensive income, net of tax:
Foreign currency translation adjustments	2,549	3,768	3,819	(1,224)
Comprehensive income	81,864	73,922	164,346	135,187
Comprehensive income attributable to noncontrolling interest:
Net income	(175)	(223)	(73)	(413)
Foreign currency translation adjustments	(800)	(824)	(1,135)	87
Comprehensive income attributable to MSC Industrial	$80,889	$72,875	$163,138	$134,861

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	March 4, 2023	February 26, 2022
Cash Flows from Operating Activities:
Net income	$160,527	$136,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,223	34,985
Non-cash operating lease cost	9,883	8,012
Stock-based compensation	9,969	10,189
Loss on disposal of property, plant and equipment	249	230
Provision for credit losses	5,490	4,245
Deferred income taxes	—	(341)
Changes in operating assets and liabilities:
Accounts receivable	273,835	(64,293)
Inventories	(27,787)	(34,024)
Prepaid expenses and other current assets	(6,926)	(8,358)
Operating lease liabilities	(9,820)	(8,136)
Other assets	(552)	(1,492)
Accounts payable and accrued liabilities	(35,651)	(20,007)
Total adjustments	255,913	(78,990)
Net cash provided by operating activities	416,440	57,421
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(40,571)	(31,179)
Cash used in business acquisitions, net of cash acquired	(20,533)	—
Net cash used in investing activities	(61,104)	(31,179)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(31,007)	(4,813)
Payments of regular cash dividends	(88,313)	(83,586)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	2,332	2,259
Proceeds from exercise of Class A Common Stock options	12,775	12,053
Borrowings under credit facilities	208,000	184,000
Payments under credit facilities	(403,000)	(134,500)
Borrowings under financing obligations	1,061	1,058
Payments under Shelf Facility Agreements and Private Placement Debt	(50,000)	—
Other, net	(1,171)	(1,387)
Net cash used in financing activities	(349,323)	(24,916)
Effect of foreign exchange rate changes on cash and cash equivalents	65	(108)
Net increase in cash and cash equivalents	6,078	1,218
Cash and cash equivalents—beginning of period	43,537	40,536
Cash and cash equivalents—end of period	$49,615	$41,754

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$58,641	$63,909
Cash paid for interest	$10,327	$7,068

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP incremental margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude acquisition-related costs, share reclassification proposal costs, restructuring and other costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Acquisition-Related Costs, Share Reclassification Proposal Costs and Restructuring and Other Costs

In calculating non-GAAP financial measures, we exclude acquisition-related costs, share reclassification proposal costs, restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Incremental Operating Margin

The Company defines Incremental Operating Margin as the change in year-over-year Income from Operations as a percentage of the change in year-over-year Net Sales and Adjusted Incremental Operating Margin as Incremental Operating Margin adjusted to exclude acquisition-related costs, share reclassification proposal costs and restructuring and other costs by excluding such items from Income from Operations. The Company’s management believes that Incremental Operating Margin is useful because it shows the direction that operating profit margins are moving as a result of changes in net sales between periods, and that, by excluding the aforementioned items, Adjusted Incremental Operating Margin helps to more clearly show, on a comparable basis between periods, trends in the Company’s underlying business and results of operations. The Company believes that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended March 4, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales	$961,632	$—	$—	$—	$961,632

Cost of Goods Sold	564,937	—	—	—	564,937

Gross Profit	396,695	—	—	—	396,695
Gross Margin	41.3%	—	—	—	41.3%

Operating Expenses	280,630	—	244	876	279,510
Operating Exp as % of Sales	29.2%	—%	—%	-0.1%	29.1%

Restructuring and Other Costs	1,783	1,783	—	—	—

Income from Operations	114,282	(1,783)	(244)	(876)	117,185
Operating Margin	11.9%	0.2%	—%	0.1%	12.2%

Total Other Expense	(8,104)	—	—	—	(8,104)

Income before provision for income taxes	106,178	(1,783)	(244)	(876)	109,081

Provision for income taxes	26,863	(450)	(62)	(222)	27,597
Net income	79,315	(1,333)	(182)	(654)	81,484
Net income attributable to noncontrolling interest	175	—	—	—	175
Net income attributable to MSC Industrial	$79,140	$(1,333)	$(182)	$(654)	$81,309

Net income per common share:
Diluted	$1.41	$(0.02)	$—	$(0.01)	$1.45

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended March 4, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales	$1,919,377	$—	$—	$—	$1,919,377

Cost of Goods Sold	1,124,883	—	—	—	1,124,883

Gross Profit	794,494	—	—	—	794,494
Gross Margin	41.4%	—	—	—	41.4%

Operating Expenses	560,325	—	398	876	559,051
Operating Exp as % of Sales	29.2%	—%	—%	—%	29.1%

Restructuring and Other Costs	3,877	3,877	—	—	—

Income from Operations	230,292	(3,877)	(398)	(876)	235,443
Operating Margin	12.0%	0.2%	—%	—%	12.3%

Total Other Expense	(16,263)	—	—	—	(16,263)

Income before provision for income taxes	214,029	(3,877)	(398)	(876)	219,180

Provision for income taxes	53,502	(973)	(100)	(220)	54,795
Net income	160,527	(2,904)	(298)	(656)	164,385
Net income attributable to noncontrolling interest	73	—	—	—	73
Net income attributable to MSC Industrial	$160,454	$(2,904)	$(298)	$(656)	$164,312

Net income per common share:
Diluted	$2.86	$(0.05)	$(0.01)	$(0.01)	$2.93

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen and Twenty-Six Weeks Ended February 26, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure		Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial		Restructuring and Other Costs		Adjusted Total MSC Industrial
	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended
Net Sales	$862,522	$1,711,069	$—	$—	$862,522	$1,711,069

Cost of Goods Sold	496,247	992,198	—	—	496,247	992,198

Gross Profit	366,275	718,871	—	—	366,275	718,871
Gross Margin	42.5%	42.0%			42.5%	42.0%

Operating Expenses	265,973	522,554	—	—	265,973	522,554
Operating Exp as % of Sales	30.8%	30.5%	—	—	30.8%	30.5%

Restructuring and Other Costs	3,134	8,417	3,134	8,417	—	—

Income from Operations	97,168	187,900	(3,134)	(8,417)	100,302	196,317
Operating Margin	11.3%	11.0%	-0.4%	-0.5%	11.6%	11.5%

Total Other Expense	(3,505)	(7,627)	—	—	(3,505)	(7,627)

Income before provision for income taxes	93,663	180,273	(3,134)	(8,417)	96,797	188,690

Provision for income taxes	23,509	43,862	(787)	(2,178)	24,296	46,040
Net income	70,154	136,411	(2,347)	(6,239)	72,501	142,650
Net income attributable to noncontrolling interest	223	413	—	—	223	413
Net income attributable to MSC Industrial	$69,931	$135,998	$(2,347)	$(6,239)	$72,278	$142,237

Net income per common share:
Diluted	$1.25	$2.43	$(0.04)	$(0.11)	$1.29	$2.54

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended March 4, 2023 and February 26, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales - thirteen weeks ended March 4, 2023	$961,632	—	—	—	$961,632

Net Sales - thirteen weeks ended February 26, 2022	862,522	—	—	—	862,522

Income from Operations - thirteen weeks ended March 4, 2023	114,282	(1,783)	(244)	(876)	117,185

Income from Operations - thirteen weeks ended February 26, 2022	97,168	(3,134)	—	—	100,302

Incremental Operating Margin - thirteen weeks ended March 4, 2023	17.3%	(1.4)%	0.2%	0.9%	17.0%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 SECOND QUARTER RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended March 4, 2023 and February 26, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales - twenty-six weeks ended March 4, 2023	$1,919,377	—	—	—	$1,919,377

Net Sales - twenty-six weeks ended February 26, 2022	1,711,069	—	—	—	1,711,069

Income from Operations - twenty-six weeks ended March 4, 2023	230,292	(3,877)	(398)	(876)	235,443

Income from Operations - twenty-six weeks ended February 26, 2022	187,900	(8,417)	—	—	196,317

Incremental Operating Margin - twenty-six weeks ended March 4, 2023	20.4%	(2.2)%	0.2%	0.4%	18.8%